EXHIBIT 5.1

                          SONNENSCHEIN NATH & ROSENTHAL
                                8000 SEARS TOWER
                             CHICAGO, ILLINOIS 60026



                                 April 28, 2000

LaserSight Incorporated
3300 University Boulevard, Suite 140
Winter Park, Florida 32792

Gentlemen:

         We have acted as counsel to LaserSight Incorporated, a Delaware corporation, in connection with the public offering by certain selling stockholders of an aggregate of up to 1,346,030 shares (the "Shares") of LaserSight's common stock, par value $.001 per share (including the associated preferred stock purchase rights, the "Common Stock"), pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission under the Securities Act of 1933 on or about the date of this letter and to which this opinion is an exhibit (the "Registration Statement"). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

         The Shares were issued by LaserSight as follows:

         (1) 1,015,873 shares of Common Stock were issued to TLC Laser Eye Centers Inc. pursuant to that certain Securities Purchase Agreement dated as of January 31, 2000 (the "TLC Securities Purchase Agreement");

         (2) an aggregate of 253,968 shares of Common Stock were issued to BayStar Capital, L.P. and BayStar International, Ltd. pursuant to that certain Securities Purchase Agreement dated as of January 31, 2000 (the "BayStar Securities Purchase Agreement"); and

         (3) an aggregate of 76,189 shares of Common Stock were issued to Engmann Options, Inc. and MDNH Partners, L.P. pursuant to that certain Securities Purchase Agreement dated as of February 18, 2000 (the "Engmann Securities Purchase Agreement").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the TLC Securities Purchase Agreement, the BayStar Securities Purchase Agreement, the Engmann Securities Purchase Agreement, the Registration Statement, the certificate of incorporation of LaserSight as currently in effect, the by-laws of LaserSight as currently in effect, various resolutions of the board of directors of LaserSight, and such agreements, instruments, certificates of public officials, certificates of officers or representatives of LaserSight, the Selling Stockholders and others, and such other documents, certificates and records, and

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have made such other investigations, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than LaserSight, we have assumed that such parties had the power, corporate and otherwise, to enter into and perform their respective obligations thereunder and have also assumed the due authorization by all requisite action, corporate and otherwise, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of LaserSight, the Selling Stockholders (as defined in the Registration Statement) and others.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold and delivered in the manner contemplated by the Registration Statement and any Prospectus Supplement relating thereto, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. We do not, in giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

                                                       Very truly yours,

                                              SONNENSCHEIN NATH & ROSENTHAL



                                              By:   /s/ Mark L. Dosier
                                                  ------------------------------
                                                     Mark L. Dosier